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                                                                    EXHIBIT 10.1

         This LOAN AND SECURITY AGREEMENT is entered into as of April 27, 2006, by and between BRIDGE BANK NATIONAL ASSOCIATION ("Agent"), AGILITY CAPITAL LLC and BRIDGE BANK NATIONAL ASSOCIATION (each, a "Lender" and collectively, the "Lenders") and RAPTOR NETWORKS TECHNOLOGY, INC. ("Borrower") (this "Agreement").

                                    RECITALS

         Borrower wishes to continue to obtain credit from time to time from Lenders, and Lenders desire to extend credit to Borrower. This Agreement states the terms on which Lenders will advance credit to Borrower, and Borrower will repay the amounts owing to Agent.

                                    AGREEMENT

         The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" means a cash advance or cash advances made under the Revolving Facility.

         "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

         "AGENT EXPENSES" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Agent's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

         "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

         "BORROWING BASE" means an amount equal to (i) eighty percent (80%) of Eligible Accounts plus (ii) thirty five percent (35%) of Eligible Inventory.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which Lenders in the State of California are authorized or required to close.

         "CHANGE IN CONTROL" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.



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         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the California Uniform Commercial Code.

         "COLLATERAL" means the property described on EXHIBIT A attached hereto.

         "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

         "CREDIT EXTENSION" means each Advance or any other extension of credit by Lenders for the benefit of Borrower hereunder.

         "CURRENT ASSETS" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets in the consolidated balance sheet of Borrower and its Subsidiaries, as at such date.

         "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Obligations under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof.

         "DAILY BALANCE" means the amount of the Obligations owed at the end of a given day.

         "ELIGIBLE ACCOUNTS" means those Accounts that arise in the ordinary course of Borrower's business that are due within not more than ninety (90) days from invoice date and that comply with all of Borrower's representations and warranties to Agent set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Agent. Unless otherwise agreed to by Agent, Eligible Accounts shall not include the following:

                           (a) Accounts that the account debtor has failed to
pay within ninety (90) days of invoice date;

                           (b) Accounts with respect to which the account debtor
is an officer, employee, or agent of Borrower;

                           (c) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;


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                           (d) Accounts with respect to which the account debtor
is an Affiliate of Borrower;

                           (e) Accounts with respect to which the account debtor
does not have its principal place of business in the United States, other than Eligible Foreign Accounts;

                           (f) Accounts with respect to which the account debtor
is the United States or any department, agency, or instrumentality of the United States;

                           (g) Accounts with respect to which Borrower is liable
to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                           (h) Accounts with respect to an account debtor,
including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

                           (i) Accounts with respect to which the account debtor
disputes liability or makes any claim with respect thereto as to which Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                           (j) Accounts the collection of which Agent reasonably
determines to be doubtful.

         "ELIGIBLE FOREIGN ACCOUNTS" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by credit insurance or one or more letters of credit in an amount and of a tenor, and issued by an insurer or a financial institution, respectively, acceptable to Agent, or (ii) that Agent approves on a case-by-case basis.

         "ELIGIBLE INVENTORY" means Inventory approved by Agent from time to time.

         "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "EVENT OF DEFAULT" has the meaning assigned in Article 8.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Lenderruptcy Code, as amended, or under any other Lenderruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" means all of Borrower's right, title, and interest in and to the following:

                           (a) Copyrights, Trademarks and Patents;


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                           (b) Any and all trade secrets, and any and all
intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (c) Any and all design rights which may be available
to Borrower now or hereafter existing, created, acquired or held;

                           (d) Any and all claims for damages by way of past,
present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (e) All licenses or other rights to use any of the
Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                           (f) All amendments, renewals and extensions of any of
the Copyrights, Trademarks or Patents; and

                           (g) All proceeds and products of the foregoing,
including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         "INVENTORY" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

         "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Agent in connection with this Agreement, all as amended or extended from time to time.

         "MAJORITY LENDERS" means as of any date of determination, Lenders owed not less than 50% of the then aggregate unpaid principal amount of the Advances, or, if no principal amount of the Revolving Notes is outstanding, then Lenders having not less than 50% of the Credit Commitments.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, condition or prospects of Borrower, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Agent's security interest in the Collateral.

         "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

         "OBLIGATIONS" means all debt, principal, interest, Agent Expenses and other amounts owed to Lenders or Agent by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Agent may have obtained by assignment or otherwise.


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         "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERIODIC PAYMENTS" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Agent pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Agent.

         "PERMITTED INVESTMENT" means:

                           (a) Investments existing on the Closing Date
disclosed in the Schedule; and

                           (b) (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than two (2) years from the date of investment therein issued by Agent and (iv) Agent's money market accounts.

         "PERMITTED LIENS" means the following:

                           (a) Any Liens existing on the Closing Date and
disclosed in the Schedule;

                           (b) Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

                           (c) Liens (i) upon or in any equipment acquired,
leased or held by Borrower or any of its Subsidiaries to secure the purchase price or lease amount of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                           (d) Liens incurred in connection with the extension,
renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

                           (e) Liens securing claims or demands of materialmen,
mechanics, carriers, warehousemen, landlords and other like persons or entities incurred in the ordinary course of business and imposed without action of such parties; and

                           (f) Liens incurred or deposits made in the ordinary
course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws.

         "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

         "PRIME RATE" means the greater of (i) the variable rate of interest, per annum, that appears in The Wall Street Journal on the day of measurement, whether or not such announced rate is the lowest rate available from Agent or
(ii) 7.75% per annum.

         "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the Director of Corporate Finance, the Chief Financial Officer and the Controller of Borrower.


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         "REVOLVING FACILITY" means the facility under which Borrower may request Agent to issue Advances, as specified in Section 2.1.1 hereof.

         "REVOLVING LINE" initially means Credit Extensions of (a) up to $350,000 initially; (b) increasing to $600,000 upon the occurrence of both (A)
(i) the effective date of the SB2 filed by Borrower and Borrower's shareholders have approved an increase in authorized capital or (ii) at least 6 months have passed from the date of Borrower's last equity raise Borrower's shareholders have approved an increase in authorized capital and (B) Borrower shall have executed an agreement with Nortel Networks, in each case on terms reasonably satisfactory to Lenders; and (c) increasing to $1,100,000 upon receipt by Lenders of evidence of a commitment by a lead investor in respect of an equity raise of at least $5,000,000, on terms acceptable to Lenders in their sole discretion.

         "REVOLVING MATURITY DATE" means the earlier of July 31, 2006 or the date that Borrower receives proceeds of at least $5,000,000 from the sale or issuance of its equity securities.

         "REVOLVING NOTE" or "NOTE" means a promissory note in substantially the form attached as EXHIBIT E. "Schedule" means the schedule attached hereto, if any.

         "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Agent on terms reasonably acceptable to Agent (and identified in writing as being such by Borrower and Agent).

         "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

         "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

         "TRADEMARKS" means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2. LOAN AND TERMS OF PAYMENT.

         2.1 CREDIT EXTENSIONS. Borrower promises to pay to the order of Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lenders to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                  2.1.1    REVOLVING ADVANCES.

                           (a) ADVANCE AMOUNTS. Subject to and upon the terms
and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of the Revolving Line or the Borrowing Base, and each Lender shall make Advances up to its Pro Rata Share of the requested Advance, provided no Lender shall at any time be required to make Advances in excess of the maximum commitment set forth below its signature to this Agreement. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this
Section 2.1.1 shall be immediately due and payable.


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                           (b) BORROWING PROCEDURE. Whenever Borrower desires an
Advance, Borrower will notify Agent by facsimile transmission or telephone no later than 11:00 a.m. Pacific Time, on the Business Day that an Advance is to be made,. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Agent is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Agent shall be entitled to rely on any telephonic notice given by a person who Agent reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Agent harmless for any damages or loss suffered by Agent as a result of such reliance. Agent will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account, as specified by Borrower.

                           (c) ADVANCES. The outstanding principal balance of
each Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a floating rate per annum equal to the Prime Rate plus 4%. Borrower shall pay interest on each Advance on the first day of each month for so long as any Advances are outstanding. All Advances shall be due and payable on the Revolving Maturity Date.

                           (d) OPTIONAL PREPAYMENT OF THE ADVANCES. Borrower may
at any time prepay any Advance in whole or in part, without penalty or premium.

                           (e) LENDERS DISBURSEMENT. Unless Agent shall have
received notice from a Lender prior to the date of any Advance that such Lender will not make available to Agent such Lender's Pro Rata Share of such Advance, Agent may assume that such Lender has made such portion available to Agent on the date of such Advance in accordance with this Section and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (i) in the case of Borrower, the interest rate applicable at the time to such Advance and (ii) in the case of such Lender, the Federal Funds Rate, as such rate is quoted in The Wall Street Journal on such date. If such Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Advance for purposes of this Agreement. The failure of any Lender to make available its Pro Rata Share of any Advance shall not relieve any other Lender of its obligation, if any, hereunder, to make available its Pro Rata Share of such Advance on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make available its Pro Rata Share of any Advance on the date of any Advance.

                           (f) REVOLVING NOTES. The Advances made by Lenders
pursuant hereto shall be evidenced by the Revolving Notes, payable to the order of each Lender and representing the obligation of Borrower to pay the aggregate unpaid principal amount of all Advances made by that Lender, with interest thereon as prescribed in Section 2.2. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note, the date and amount of each Advance made by that Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to effect such recordation shall not affect Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

         2.2 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                           (a) INTEREST RATES. Except as set forth in Section
2.2(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate plus four percent (4%).

                           (b) DEFAULT RATE. All Obligations shall bear
interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 18% per annum.

                           (c) PAYMENTS. Agent shall, at its option, charge
interest, all Agent Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the


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Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be made free and clear of, and without deduction or withholding for, any present or future taxes or other charges imposed by any jurisdiction.

                           (d) COMPUTATION. In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.

         2.3 LOCKBOX. Within 15 days of the Closing Date, Borrower shall cause all account debtors to pay amounts owing to Borrower to a lockbox address over which Agent shall have sole control. Agent shall have the right to open mail and collect payments made to such lockbox and credit items to Borrower's account. Borrower shall enter into such lockbox agreement as Agent may reasonably request. Before the lockbox is in place, Borrower shall deliver all payments received by Borrower directly to Agent, together with a cash receipts journal.

         2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Agent shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and continuance of an Event of Default, the receipt by Agent of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Agent after 12:00 noon Pacific time shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Whenever any payment to Agent or Lenders under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5 PAYMENTS PRO RATA. Except as provided in Section 2.4, Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         2.6 SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         2.7 FEES. Borrower shall pay to Agent the following:

                           (a) FACILITY FEES. On the Closing Date, a fee equal
to $27,500; and

                           (b) SUCCESS FEE. On the earliest to occur of (i) the
Maturity Date, (ii) the date that all amounts become due and payable, or (iii) the date that all amounts hereunder are paid in full, Borrower shall deliver to Agent, on behalf of Lenders, at the option of Lenders, a fee equal to $165,000 or a warrant to purchase $165,000 of Borrower's stock on terms reasonably acceptable to Lenders, including an exercise price equal to the price at which Borrower first sells or issues its capital stock after the Closing Date, a 7 year term, net exercise, standard anti-dilution protection, and piggyback registration rights.


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                           (c) AGENT EXPENSES. On the Closing Date, all Agent
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Agent Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.8 TERM. This Agreement shall become effective on the Closing Date and, subject to Section 13.14, shall continue in full force and effect for so long as any Obligations remain outstanding or Agent has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Agent shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3. CONDITIONS OF LOANS.

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Agent to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance reasonably satisfactory to Agent, the following:

                           (a) this Agreement;

                           (b) a certificate of the Secretary of Borrower with
respect to incumbency and resolutions authorizing the execution and delivery of this Agreement; and

                           (c) a financing statement (Form UCC-1);

                           (d) an intellectual property security agreement;

                           (e) good standing certificates;

                           (f) such other documents, and completion of such
other matters, as Agent may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Agent to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                           (a) timely receipt by Agent of the Payment/Advance
Form as provided in Section 2.1; and

                           (b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Agent a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof

         4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Agent, at the request of Agent, all Negotiable Collateral, all financing statements and other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfected Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents) shall have the right, as a condition to making any Credit Extensions and thereafter from time to time, but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

         5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound.

         5.3 NO PRIOR ENCUMBRANCES. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4 BONA FIDE ACCOUNTS. The Accounts are bona fide existing obligations. The property giving rise to such Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor.

         5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

         5.6 INTELLECTUAL PROPERTY. Borrower is the sole owner of the Intellectual Property, except for nonexclusive licenses granted by Borrower to its customers or other third parties in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and except as disclosed in the Schedule no claim has been made that any part of the Intellectual Property violates the rights of any third party. Borrower's rights as a licensee of intellectual property do not give rise to more than twenty percent (20%) of its gross revenue in any given quarter, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower's rights under such agreement.

         5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

         5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision is reasonably likely to have a Material Adverse Effect.

         5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements other than projections related to Borrower and any Subsidiary that are delivered by Borrower to Agent fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Agent.

         5.10 SOLVENCY, PAYMENT OF DEBTS. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that is reasonably likely to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which is reasonably likely to have a Material Adverse Effect.

         5.12 ENVIRONMENTAL CONDITION. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         5.13 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

         5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

         5.16 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Agent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6. AFFIRMATIVE COVENANTS.

         Borrower shall do all of the following:

         6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which is reasonably likely to have a Material Adverse Effect.

         6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Agent the following, in each case in form and substance reasonably satisfactory to Agent: (a) as soon as available, but in any event within thirty
(30) days after the end of each month, Borrower's financial statements, prepared in accordance with GAAP, consistently applied; (b) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, Borrower's financial statements, prepared in accordance with GAAP, consistently applied, together with a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C; (c) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Agent; (d) within twenty (20) days of the last day of each month, a Borrowing Base Certificate in substantially the form of EXHIBIT D attached hereto, together with an aged listing in form and substance satisfactory to Agent of Borrower's accounts payable and accounts receivable and inventory report and a copy of Borrower's account statement with City National Bank; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (g) such budgets, sales projections, operating plans or other financial information as Agent may reasonably request from time to time.

         6.4 SUBSIDIARIES. Borrower shall cause each Subsidiary organized under the laws of any state of the United States or any subdivision thereof to enter into a guaranty and related security documents as Lender reasonably requests.

         6.5 INVENTORY; RETURNS. Borrower shall cause all returns and terminations of customer agreements to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the Closing Date. Borrower shall promptly notify Agent of all terminations and of all disputes and claims, where the termination, dispute or claim involves more than $100,000.

         6.6 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

         6.7 INSURANCE.

                           (a) Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                           (b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as reasonably satisfactory to Agent. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Agent, showing Agent as an additional loss payee thereof and all liability insurance policies shall show the Agent as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Agent before canceling its policy for any reason. Upon Agent's request, Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Agent at any time any Obligations are outstanding, be payable to Agent to be applied on account of the Obligations.

         6.8 DEPOSIT ACCOUNTS. Borrower shall maintain all of its depository and operating accounts with Agent, provided Borrower may maintain one account with City National Bank with a balance of up to $25,000.

         6.9 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Agent to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

         Borrower will not do any of the following:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; and (iii) Transfers of surplus, worn-out or obsolete Equipment.

         7.2 CHANGE IN BUSINESS. Suffer a Change of Control, engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto).

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

         7.4 INDEBTEDNESS. Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except (a) Indebtedness of Borrower incurred under this Agreement, (b) Purchase money indebtedness, and capital lease and/or loan obligations for fixed asset acquisition in an aggregate amount not to exceed the amounts permitted under Section 7.5, (c) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and (d) extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Indebtedness described in clauses (a), through (c), above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.

         7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or enter into any agreement with any Person other than Agent that prohibits or otherwise restricts Borrower from encumbering any of its property other than restrictions in equipment leases or equipment financing documents on Liens on the specific equipment being leased or financed.

         7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

         7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Agent's prior written consent.

         7.10 INVENTORY AND EQUIPMENT. Store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Agent has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Borrower may determine is reasonably necessary for the conduct of its business, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Agent prior notice.

         7.11 COMPLIANCE. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in any material respect with the Federal Fair Labor Standards Act or violate any law or regulation, which violation is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Agent's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations;

         8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under
Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or if Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Agent and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof;

         8.3 MATERIAL ADVERSE EFFECT. If any circumstance arises that has or could reasonably be expected to have a Material Adverse Effect;

         8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 10 days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

         8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the right by such third party or parties whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that is reasonably likely to have a Material Adverse Effect;

         8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale to be held by or on behalf of the judgment creditor to satisfy any such judgment or judgments (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

         8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Agent by any Responsible Officer pursuant to this Agreement or to induce Agent to enter into this Agreement or any other Loan Document.

9. AGENT'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuation of an Event of Default when any Obligations are outstanding, Agent may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Agent);

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Agent;

                           (c) Settle or adjust disputes and claims directly
with account debtors for amounts, upon terms and in whatever order that Agent reasonably considers advisable;

                           (d) Make such payments and do such acts as Agent
considers necessary or reasonable to protect its security interest in the Collateral;

                           (e) Set off and apply to the Obligations any and all
(i) balances and deposits of Borrower held by Agent, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Agent;

                           (f) Ship, store, finish, repair, prepare for
disposition, and dispose of the Collateral in accordance with the Code, and apply any proceeds to the Obligations in whatever manner or order Agent deems appropriate, including without limitation the application of such proceeds to all costs and expenses incurred in connection with such disposition;

                           (g) Agent may credit bid and purchase at any public
sale; and

                           (h) Any deficiency that exists after disposition of
the Collateral as provided above will be paid immediately by Borrower.

         9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Agent (and any of Agent's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Agent's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Agent's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to dispose of the Collateral to the extent permitted under the Code; provided Agent may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4 regardless of whether an Event of Default has occurred. The appointment of Agent as Borrower's attorney in fact, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Agent's obligation to provide advances hereunder is terminated.

         9.3 ACCOUNTS COLLECTION. Agent may notify any Person owing funds to Borrower of Agent's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Agent, receive in trust all payments as Agent's trustee, and immediately deliver such payments to Agent in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4 RIGHT OF SET-OFF. Subject to Section 2.6, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender is authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of Borrower against and on account of the Obligations and liabilities of Borrower to such Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing provisions of this Section, if at any time the Credit Extensions are secured by real property, no Lender shall exercise a right of setoff, Lenderer's lien or counterclaim or take any court or administrative action to enforce any provision of the Credit Documents if such action would constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure without obtaining the prior consent of Agent and the other Lender, and any attempted exercise by any Lender of any such action without first obtaining such consent shall be null and void. The provisions of the preceding sentence are solely for the benefit of the Lenders and Borrower shall have no rights therein.

         9.5 AGENT AND LENDER EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Agent may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Agent deems necessary to protect Agent from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type discussed in Section 6.7 of this Agreement, and take any action with respect to such policies as Agent deems prudent. Any amounts so paid or deposited by Agent shall constitute Agent Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by Agent of any Event of Default under this Agreement. After the occurrence of an Event of Default, Borrower shall reimburse each Lender, upon demand, for all costs and expenses, including reasonable attorney's fees, incurred in connection with any of the Loan Documents.

         9.6 AGENT'S LIABILITY FOR COLLATERAL. So long as Agent complies with reasonable banking practices, Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.7 REMEDIES CUMULATIVE. Agent's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent of one right or remedy shall be deemed an election, and no waiver by Agent of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Agent shall constitute a waiver,-election, or acquiescence by it. No waiver by Agent shall be effective unless made in a written document signed on behalf of Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.8 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent on which Borrower may in any way be liable.

10. NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Agent, as the case may be, at its addresses set forth below:

         If to Borrower:                  Raptor Networks Technology, Inc.
                                          1241 E. Dyer Road, Suite 150
                                          Santa Ana, CA 92705
                                          Attn: Bob van Leyen

         If to Bridge:                    Bridge Bank National Association
                                          55 Almaden Blvd
                                          San Jose, CA 95113
                                          Attn: Dan Pistone

         If to Agility:                   Agility Capital LLC
                                          226 East Canon Perdido Street, Suite F
                                          Santa Barbara, CA 93101
                                          Attn: Daniel Corry

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. JURY TRIAL WAIVER.

         BORROWER, LENDERS AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS UNENFORCEABLE FOR ANY REASON, THE PARTIES WILL RESOLVE ALL DISPUTES BY JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ, BEFORE A REFEREE SITTING

WITHOUT A JURY, SUCH REFEREE TO BE MUTUALLY ACCEPTABLE TO THE PARTIES, OR IF NONE, THEN A REFEREE APPOINTED BY THE PRESIDING JUDGE FOR THE CALIFORNIA SUPERIOR COURT, SANTA CLARA COUNTY

12. THE AGENT.

         12.1 AUTHORIZATION AND ACTION. Each Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable law. Lenders shall direct Agent as to any actions to be taken to enforce the rights of Agent and Lender under this Agreement, provided that if no agreement can be reached, then Agent shall take such actions, including demanding immediate payment of all amounts outstanding, collecting all Accounts, and disposing of all or any part of the Collateral, in a way that will cause the amounts outstanding hereunder to be repaid as quickly as commercially reasonable. Except as otherwise provided for in this Agreement, no Lender shall take any action to collect amounts due hereunder, enforce any obligations of Borrower or exercise any remedies against Borrower arising out of this Agreement without the prior written consent of Agent. Agent agrees to give to each Lender prompt notice of (a) each notice or report given to it by Borrower pursuant to the terms of this Agreement (including but not limited to those set forth in Section 6.3 hereof), and (b) any Event of Default hereunder. The provisions of this Article 12 are solely for the benefit of Lenders and Agent and Borrower has no rights as a third party beneficiary of any of the provisions hereof.

         12.2 AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         12.3 BRIDGE BANK NATIONAL ASSOCIATION AND AFFILIATES. With respect to its obligations hereunder, the Advances made by it, and the Note issued to it, Bridge Bank National Association shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bridge Bank National. Association in its individual capacity. Bridge Bank National Association and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its subsidiaries and any Person who may do business with or own securities of Borrower or any such subsidiary, all as if Bridge Bank National Association were not Agent, and without any duty to account therefor to Lenders.

         12.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         12.5 INDEMNIFICATION. Lenders shall indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons who are not Lenders, ratably according to the respective amounts of their Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender shall reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that Agent is not reimbursed for such expenses by Borrower. Notwithstanding the foregoing, to the extent that both Lenders and Borrower have indemnification obligations with respect to any matter, the indemnification obligations of Borrower shall be primary and the indemnification obligations of Lenders shall be secondary with respect to such matter, and if Agent shall recover any amount from Borrower with respect to Borrower's indemnification obligation for which the Agent has received any payment from Lenders, Agent shall return to such contributing Lenders on a pro rata basis any amount in excess of the amount necessary to fully indemnify Agent

         12.6 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld or delayed, provided that such consent of the Borrower shall not be required at any time an Event of Default exists. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial Lender organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

13. MISCELLANEOUS.

         13.1 AMENDMENTS. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article 3, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for, or amount of, any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) increase the Credit Commitment of any Lender or subject such Lender to any additional obligations,
(e) change the percentage of the Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, or release any material portion of any Collateral, (f) release the Guaranty, (g) release the Borrower or the Guarantor from any of their respective obligations, (h) amend the definition of "Borrowing Base" set forth in Article 1, (i) amend the definition of "Majority Lenders" set forth in Article 1, or (j) amend this
Section 13.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above to take such action, affect the rights or duties of Agent under this Agreement or any other Loan Document. With the consent of the Majority Lenders, additional Lenders may execute this Agreement, and, as a consequence of such additions, the aggregate Credit Commitments hereunder may be increased.

         13.2 NOTICES, ETC. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telex or facsimile communication) and mailed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to any Lender, or an Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by facsimile, or when delivered, respectively.

         13.3 ADDITIONAL LENDERS; ASSIGNMENTS; PARTICIPATIONS.

                           (a) None of the Loan Documents nor any rights
thereunder may be assigned by Borrower without the prior written consent of all the Lenders, which consent may be granted or withheld in the Lenders' sole discretion. Upon prior written notice to Borrower, any Lender may assign, from time to time, all or any portion of its Pro Rata Share of the Credit Commitments and its Note without the prior written approval of Agent or Borrower. The Credit Commitments hereunder shall be modified to reflect the Credit Commitment of such assignee, and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Credit Commitments of the assigning Lender and of its assignee.

                           (b) Each Lender may sell, negotiate or grant
participations to other parties in all or part of the obligations of the Borrower outstanding under the Loan Documents, upon notice to the Agent and the Borrower. No participant shall constitute a "Lender" under any Loan Document, and Borrower shall continue to deal solely and directly with Agent and the Lenders.

         13.4 EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW. This Agreement shall become effective when it shall have been executed by the Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

         13.5 CONSENT TO JURISDICTION; VENUE; AGENT FOR SERVICE OF PROCESS. All judicial proceedings brought against the Borrower with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California, and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

         13.6 ENTIRE AGREEMENT. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that any financing statements previously filed for the benefit of Agent and/or any Lender shall continue to perfect Agent's security interest in the Collateral.

         13.7 OBLIGATIONS SEVERAL. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

         13.8 INDEMNIFICATION. Borrower shall indemnify, defend, protect and hold harmless Agent, each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid as a result of or in any way arising out of, following, or consequential to transactions between Agent or such Lender and Borrower under the Loan Documents (including without limitation attorneys fees and expenses), except for losses caused by Agent's or such Lender's or their respective officers', employees' and agents' gross negligence or willful misconduct..

         13.9 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of manually executed counterparts of this Agreement shall immediately follow delivery by telecopy.

         13.11 PUBLICITY. Lenders may use Borrower's trade names and logos in their marketing materials to publicize the transactions evidenced by this Agreement.

         13.12 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 13.11 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any of them have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                           BORROWER:

                                     RAPTOR NETWORKS TECHNOLOGY, INC.


                                     By: /s/ BOB VAN LEYEN
                                        ----------------------------------------

                                     Title: CFO
                                           -------------------------------------



                                     AGENT:

                                     BRIDGE BANK NATIONAL ASSOCIATION


                                     By: /s/ DAN PISTONE
                                        ----------------------------------------

                                     Title: Senior Vice President
                                           -------------------------------------



                           LENDERS:

                                     AGILITY CAPITAL, LLC


                                     By: /s/ DANIEL CORRY
                                        ----------------------------------------

                                     Title: Principal
                                           -------------------------------------

                                           Commitment:o 50%



                                     BRIDGE BANK NATIONAL ASSOCIATION


                                     By: /s/ DAN PISTONE
                                        ----------------------------------------

                                     Title: Senior Vice President
                                           -------------------------------------

                                           Commitment: 50%

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and Equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers); and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All Inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, patents, trademarks, copyrights, Intellectual Property, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising Accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities (excluding 35% of Borrower's interest in the securities of any Subsidiary organized under the laws of any jurisdiction outside of the United States), securities accounts, securities entitlements, financial assets, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

         The undersigned hereby certifies as follows:

         I, ______________________________, am the duly elected and acting
____________________________ of Raptor Networks Technology, Inc.

         This Advance Request Form is delivered on behalf of Borrower to Bridge Bank National Association, pursuant to that certain Loan and Security Agreement among the undersigned and other Borrower and Bridge Bank National Association dated ____________________ , 2006 (the "Agreement"). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.

         Borrower hereby requests on _____________________, 200_ an Advance (the "Advance") as follows:

         (a) The date on which the Advance is to be made is ________________, 200_.

         (b) The amount of the Advance is to be_____________________ ($----------).

         All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Advance Request Form is executed by the undersigned as of this ______ day of _______________________, 200_.


                                            Raptor Networks Technology, Inc.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:      Bridge Bank National Association

                     FROM: Raptor Networks Technology, Inc.

         The undersigned authorized officer of Raptor Networks Technology, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower, Agent and Lenders (the "Agreement"),
(i) Borrower is in complete compliance for the period ending _______________________ with all required covenants except as noted below and
(ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. All days and periods specified relate to fiscal period end

         Please indicate compliance status by circling Yes/No under "Complies" column.

        Reporting Covenant             Required                                                Complies
        ------------------             --------                                                --------

        Company Financials             Monthly within 30 days                                 Yes     No

        Annual (CPA Audited)           FYE within 120 days (consolidated and consolidating)   Yes     No

        Inventory Report               Monthly within 20 days thereafter                      Yes     No

        BBC, A/P and A/R Agings        Monthly within 20 days                                 Yes     No


        Financial Covenant None        Required                    Actual                     Complies
        -----------------------        --------

        None



         Comments Regarding Exceptions:

         See Attached.

Sincerely,                                            LENDER USE ONLY

------------------------------------         -----------------------------------
SIGNATURE
                                             RECEIVED BY:_______________________
------------------------------------
TITLE                                        DATE: _____________________________

____________________________________         REVIEWED BY: ______________________
DATE
                                             COMPLIANCE STATUS:  YES / NO

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

                            REVOLVING PROMISSORY NOTE

$550,000                                                          April 27, 2006

         FOR VALUE RECEIVED, Raptor Networks Technology, Inc. (the "Borrower"), promises to pay to the order of Bridge Bank National Association (the "Lender") the principal amount of $550,000 or, if less, the aggregate amount of Credit Extensions (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

         Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

         This Note is referred to in, and is entitled to the benefits of, the Loan and Security Agreement dated as of April , 2006 (the "Loan Agreement") among the Borrower, the financial institutions named therein and Lender, as Agent. The Loan Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and place first above written.

                                            Raptor Networks Technology, Inc.


                                            By: /s/ BOB VAN LEYEN
                                               ---------------------------------

                                            Title: CFO
                                                  ------------------------------

                            REVOLVING PROMISSORY NOTE

$550,000                                                          April 27, 2006

         FOR VALUE RECEIVED, Raptor Networks Technology, Inc. (the "Borrower"), promises to pay to the order of Agility Capital, LLC (the "Lender") the principal amount of $550,000 or, if less, the aggregate amount of Credit Extensions (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

         Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

         This Note is referred to in, and is entitled to the benefits of, the Loan and Security Agreement dated as of April , 2006 (the "Loan Agreement") among the Borrower, the financial institutions named therein and Lender, as Agent. The Loan Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and place first above written.

                                             Raptor Networks Technology, Inc.


                                             By: /s/ BOB VAN LEYEN
                                                --------------------------------

                                             Title: CFO
                                                   -----------------------------

                             SCHEDULE OF EXCEPTIONS


PERMITTED INDEBTEDNESS (Section 1.1)



PERMITTED INVESTMENTS (Section 1.1)



PERMITTED LIENS (Section 1.1)



PRIOR NAMES (Section 5.7)



INTELLECTUAL PROPERTY (Section 5.6)